NEWS RELEASE
	Contacts:	Union Drilling, Inc. Christopher D. Strong, CEO A.J. Verdecchia, CFO 817-735-8793 DRG&E Ken Dennard / Ben Burnham 713-529-6600
FOR IMMEDIATE RELEASE

UNION DRILLING ANNOUNCES APPOINTMENT OF

DAVID GOLDBERG AS VICE PRESIDENT, GENERAL COUNSEL &

CORPORATE SECRETARY

FT. WORTH, TX – August 7, 2007 – Union Drilling, Inc. (NASDAQ: UDRL) announced today the appointment of David Goldberg as Vice President, General Counsel and Corporate Secretary.

Mr. Goldberg most recently served as Senior Vice President, General Counsel and Corporate Secretary for RadioShack Corporation where he has served in various positions since 1999. From 1995 to 1999, Mr. Goldberg served as Vice President, Secretary and General Counsel of InterTAN, Inc., a publicly-traded consumer electronics retailer. From 1987 to 1995, Mr. Goldberg was an attorney with the international law firm of Haynes and Boone, LLP where he specialized in corporate securities and public finance law. Mr. Goldberg graduated from Texas Christian University in 1984 with a B.S. in Economics. He received his Juris Doctor degree from St. Mary’s University School of Law in 1987 and has been a practicing attorney in Texas since 1987.

“We’re extremely pleased to welcome David to the Union Drilling team,” commented Chris Strong, the Company’s President and Chief Executive Officer. “He brings a wealth of knowledge and experience in representing public companies that will be highly beneficial to Union Drilling.”

Union Drilling, Inc., headquartered in Ft. Worth, Texas, provides contract land drilling services and equipment, primarily to natural gas producers, in the United States. Union Drilling currently owns 71 marketed rigs and specializes in unconventional drilling techniques.

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